Exhibit 24.1

POWER OF ATTORNEY
Each of the undersigned directors and officers of Cliffs Natural Resources Inc., an Ohio corporation (the “Registrant”), hereby constitutes and appoints each of Lourenco Goncalves, P. Kelly Tompkins, Timothy K. Flanagan and James D. Graham, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statements on Form S-3 relating to the registration of the issuance of certain debt and equity securities of the Registrant, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
Executed as of the 14th day of December, 2016.

/s/ Lourenco Goncalves	/s/ P. Kelly Tompkins
Lourenco Goncalves Chairman, President and Chief Executive Officer and Director	P. Kelly Tompkins Executive Vice President and Chief Financial Officer
/s/ Timothy K. Flanagan	/s/ Douglas Taylor
Timothy K. Flanagan Vice President, Corporate Controller, Treasurer & Chief Accounting Officer	Douglas Taylor, Director
/s/ John T. Baldwin	/s/ Robert P. Fisher, Jr.
John T. Baldwin Director	Robert P. Fisher, Jr. Director
/s/ Susan M. Green	/s/ Joseph A. Rutkowski, Jr.
Susan M. Green Director	Joseph A. Rutkowski, Jr. Director
/s/ Eric M. Rychel	/s/ James S. Sawyer
Eric M. Rychel Director	James S. Sawyer Director
/s/ Michael D. Siegal	/s/ Gabriel Stoliar
Michael D. Siegal Director	Gabriel Stoliar Director